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                                                                   EXHIBIT 99(a)


PROXY                        REPUBLIC BANCORP INC.                         PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        For the 1999 Annual Meeting of
             Stockholders to be held on Wednesday, April 28, 1999

     The Stockholder executing this Proxy appoints Dana M. Cluckey, Thomas F. Menacher and George E. Parker III, and each of them, each with full power to appoint his substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of Republic Bancorp Inc. ("Republic") that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of Republic referred to above and at any adjournment(s) or postponement(s) of that meeting.

                    PLEASE MARK, SIGN AND DATE THIS PROXY.
  RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PAID RETURN ENVELOPE

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1.   Approval and adoption of the Agreement and Plan of Merger dated as of
     December 1, 1998 between Republic and D&N Financial Corporation, and all of the transactions contemplated by the merger agreement (including, without limitation, the issuance of shares of Republic common stock to D&N stockholders).

     Your Board of Directors recommends that you vote FOR this proposal.
                                                      ---

                           [_] FOR [_] AGAINST [_] ABSTAIN

2. Approval and adoption of an amendment to Article III of the First Restated Articles of Incorporation of Republic to increase the total authorized capital stock of Republic from 35,000,000 shares to 80,000,000 shares (the "Republic Charter Amendment").

     Your Board of Directors recommends that you vote FOR this proposal.
                                                      ---

                            [_] FOR [_] AGAINST [_] ABSTAIN

3. The election of 15 directors to the Board of Directors of Republic for terms expiring at the next Annual Meeting of Stockholders and upon the election and qualification of their successors or upon their earlier resignation or removal. The nominees are listed below.


            Vote for all              Withhold authority
           nominees listed              to vote for all
                                        nominees listed

                 [_]                          [_]

     Cumulative votes for one or more nominees as follows:

     Jerry P. Campbell          ___     John J. Lennon            ___
     Dana M. Cluckey            ___     Sam H. McGuire            ___
     Bruce L. Cook              ___     Kelly E. Miller           ___
     Richard J. Cramer, Sr.     ___     Joe D. Pentecost          ___
     Dr. George A. Eastman      ___     Dr. Isaac J. Powell       ___
     Howard J. Hulsman          ___     George B. Smith           ___
     Gary Hurand                ___     Dr. Jeoffrey K. Stross    ___
     Dennis J. Ibold            ___

Instruction: To withhold authority for any individual nominee print the name of that nominee(s) in the following space:


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     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF REPUBLIC. IF
THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF
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NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED FOR THE APPROVAL AND
                                                    ---
ADOPTION OF THE MERGER AGREEMENT, FOR THE APPROVAL AND ADOPTION OF THE REPUBLIC
                                  ---
CHARTER AMENDMENT, AND CUMULATIVELY FOR THE ELECTION OF ALL NOMINEES LISTED
ABOVE (WITH THE VOTES SPLIT EQUALLY AMONG THOSE NOMINEES). THE SHARES OF
REPUBLIC COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE REPUBLIC'S 1999 ANNUAL MEETING OF STOCKHOLDERS.

     The undersigned Stockholder hereby (i) revokes any and all proxies previously executed with respect to Republic's 1999 Annual Meeting of Stockholders, and (ii) acknowledges receipt of the Notice and Joint Proxy Statement/Prospectus for Republic's 1999 Annual Meeting of Stockholders.


           Signature(s)
                         -------------------------------------------------



                         -------------------------------------------------

           Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated: ________________________, 1999